Exhibit 3

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of May 13, 2013 by and among Vermillion, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), Oracle Partners, LP and Oracle Ten Fund Master, LP (together, “Oracle”), Jack W. Schuler (“Schuler” and together with Oracle, the “Principal Purchasers”) and the other purchasers named in the Purchase Agreement (as defined below) (collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are parties to a Securities Purchase Agreement, dated as of May 8, 2013 (the “Purchase Agreement”), pursuant to which the Purchasers are purchasing an aggregate of 8,000,000 shares of Common Stock (as defined below) (“Shares”), of the Company and warrants to purchase an aggregate of 12,500,000 shares of Common Stock; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchasers as set forth below.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1:

“Affiliate” has the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Purchasers and their Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

“Allowed Delay” has the meaning set forth in Section 5.1(b)(ii).

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Business Days” has the meaning ascribed to such term in the Purchase Agreement.

“Change of Control” means the consummation of any transaction or series of related transactions involving (i) any purchase or acquisition (whether by way of tender offer, exchange offer, merger, consolidation, amalgamation, scheme or arrangement, acquisition, business combination or similar transaction or otherwise) by any Person or group (within the meaning of 13(d)(3) of the Exchange Act) of any of (A) securities representing a majority of the outstanding voting power of the Company entitled to elect the Board or (B) the majority of the outstanding Common Stock, (ii) any sale, lease, exchange, transfer, exclusive worldwide license or disposition of all or substantially all of the assets of the Company, taken together as a whole, to such Person or group, (iii) any merger, consolidation, amalgamation, scheme or arrangement, acquisition, business combination or similar transaction in which the holders of Voting Stock of the Company immediately prior to the transaction, as a group, do not hold securities representing a majority of the outstanding voting power entitled to elect the board of directors of the surviving entity in such merger, consolidation, amalgamation, scheme or arrangement, acquisition, business combination or similar transaction or (iv) a liquidation, dissolution or winding up of the Company.

“Closing Date” has the meaning ascribed to such term in the Purchase Agreement.

“Common Stock” means shares of the common stock, par value $0.001 per share, of the Company.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Designated Shares” has the meaning set forth in Section 4(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” has the meaning set forth in Section 5.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Fully Diluted Basis” means all outstanding Common Stock assuming the exercise of all outstanding stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, Common Stock without regard to any restrictions or conditions with respect to the exercisability thereof.

“GAAP” has the meaning ascribed to such term in the Purchase Agreement.

“Holder” means any person owning of record Registrable Securities that have not been sold to the public or any transferee or assignee of record of such Registrable Securities to which the registration rights conferred by this Agreement have been transferred or assigned in accordance with Section 7.2 hereof.

“Indebtedness” means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 5.1(c).

“Insolvency Event” means any of the following: (a) the Company files a petition under any chapter of title 11 of the United States Code (the “Bankruptcy Code”) or commences a proceeding under any similar law in any other jurisdiction or any other similar law of any jurisdiction affecting creditors’ rights; makes an assignment for the benefit of its creditors; or commences a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of itself or of the whole or substantially all of its property; (b) a petition is filed against the Company under any chapter of the Bankruptcy Code or any proceeding is commenced under any similar law of any other jurisdiction, or any other similar law of any jurisdiction affecting creditors’ rights or for the appointment of a receiver, trustee, liquidator, custodian or conservator of the Company or of the whole or substantially all of its property and such petition or the related proceeding remains undismissed for a period of 30 days; or the Company by any act indicates its consent to, approval of or acquiescence in any such petition or proceeding; (c) a court of competent jurisdiction enters an order for relief against the Company under any chapter of the Bankruptcy Code or any other similar law of any jurisdiction affecting creditors’ rights or enters an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of the Company or of the whole or substantially all of its or their property; or a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator, under the provisions of any law for the relief or aid of debtors, assumes custody or control or takes possession of the Company or of the whole or substantially all of the property of the Company; or (d) the Company admits in writing its inability, or is generally unable, to pay its debts as such debts become due.

“Liens” means any charge, claim, community property interest, condition, equitable interest, lien, mortgage, option, pledge, security interest, indenture, hypothecation, deed of trust, right of first refusal, easement, security agreement, or restriction of any kind, including any restriction or limitation on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Nasdaq” has the meaning ascribed to such term in the Purchase Agreement.

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Person” has the meaning ascribed to such term in the Purchase Agreement.

“Principal Purchasers” has the meaning set forth in the preamble.

“Private Placement” has the meaning set forth in Section 4(b)(ii).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Purchaser Percentage Interest” means, with respect to a Purchaser, the percentage of Voting Power, determined on the basis of the number of Voting Stock on a Fully Diluted Basis, that is Beneficially Owned by such Purchaser.

Qualified Equity Offering: shall mean a public or nonpublic offering by the Company of Common Stock or securities convertible into or exchangeable for Common Stock (or securities convertible into or exercisable for such securities) (collectively, “New Shares”) solely for cash; provided, however, that none of the following offerings shall constitute a Qualified Equity Offering: (i) any offering, grant or issuance which is approved by the Board, pursuant to any stock purchase plan, stock ownership plan, stock option plan or other similar plan where Common Stock is or may be issued or offered, or options or other rights to acquire Common Stock may be granted or offered to, or for the benefit of, any employees, officers, consultants or directors of the Company in their capacity as such, (ii) any offering made as a consideration for the consummation of, and not primarily for the purpose of financing, a merger or acquisition, a partnership or joint venture or strategic alliance or investment by the Company or a similar non-capital-raising transaction, and (iii) the issuance of Common Stock on exercise or conversion of any of the Warrants or other convertible securities from time to time outstanding.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means shares of Common Stock acquired by the Purchasers on or following the Closing Date, and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Common Stock, warrant, right or other security held by the Purchasers. Notwithstanding the foregoing, Registrable Securities shall not include any securities of the Company sold by any person to the public either pursuant to a registration statement under the Securities Act or that is freely-tradeable under Rule 144.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Expenses” has the meaning set forth in Section 5.3.

“Representatives” shall mean the directors, officers, employees and independent contractors, agents or advisors (including, without limitation, attorneys, accountants, and investment bankers) of the specified party or any of its Subsidiaries.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Shelf Registration Statement” has the meaning set forth in Section 5.1(a).

“Shelf Take-Down” has the meaning set forth in Section 5.1(c).

“Subsidiaries” means each corporation, limited liability company, partnership, association, joint venture or other business entity of which any party or any of its Affiliates owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

“Substantial Purchaser” means any Purchaser issued Shares on the Closing Date that, together with the Warrant Shares underlying the Warrants acquired on the Closing Date, represent greater than 3% of the total outstanding shares of Common Stock on a Fully Diluted Basis on the Closing Date.

“Transaction Documents” means this Agreement, the Purchase Agreement and the Warrants (as defined in the Purchase Agreement), all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder.

“Voting Power” shall mean the number of votes entitled to then be cast by the Voting Stock of the Company at any election of directors of the Company, provided that, for the purpose of determining Voting Power, each share of Preferred Stock of the Company, if any (the “Preferred Stock”), shall be deemed to be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could then be converted.

“Voting Stock” shall mean shares of the Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of the Company and any securities convertible, exchangeable for or otherwise exercisable to acquire voting securities.

2. Prohibitions on Certain Actions. From and after the Closing Date, without the prior written consent of at least one of the Principal Purchasers and for so long as such Principal Purchaser has beneficial ownership of Shares, Warrants or Warrant Shares, in the aggregate, in an amount equal to at least fifty percent (50%) of the Shares and Warrants, in the aggregate, issued to such Purchasers on the Closing Date, the Company will not (through merger, amendment, recapitalization, consolidation, reorganization or otherwise):

(i) make any acquisition (whether by merger, stock purchase, asset purchase or otherwise) of another business or party involving the payment, contribution or assignment by or to the Company or its Subsidiaries of money or assets greater than $2,000,000;

(ii) enter into, or amend, the terms of agreements with Quest Diagnostics, which consent shall not be unreasonably withheld, conditioned or delayed following good faith consultation with the Company;

(iii) submit any resolution at a meeting of shareholders or in any other manner change or authorize a change in the size of the Board;

(iv) offer, sell or issue any securities ranking senior to Common Stock, or offer, sell or issue any securities which are convertible into or exchangeable or exercisable for securities ranking senior to Common Stock, including, but not limited to, any preferred shares, other than securities of any direct or indirect Subsidiary of the Company that are offered, sold or issued solely to the Company;

(v) amend the Company’s Certificate of Incorporation or Bylaws in any manner that affects the rights, privileges, or economics of the Common Stock or Warrants;

(vi) effect or cause to be effected, or enter any contract, agreement or other arrangement that would, directly or indirectly, result or have the effect of causing, a Change of Control or an Insolvency Event;

(vii) pay or declare any dividends on any securities of the Company, distribute any assets (including property or cash) of the Company other than in the ordinary course of business or repurchase any outstanding securities of the Company, other than payments, declarations or distributions of assets solely to the Company; or

(viii) adopt or amend any shareholder rights plan or similar agreement.

3. Board Representation.

(a) The Company shall take all permissible corporate action such that on the Closing Date the size of the Board shall be increased by two (2) members, and two (2) individuals designated by Oracle and Schuler, respectively (each director designated by Oracle or Schuler under this Agreement (including pursuant to Section 3(c)), a “Purchaser Designee,” and collectively, the “Purchaser Designees”) as Board nominees shall be appointed to the Board.

(b) After the Closing, the size of the Board shall be set at eight (8) members or other such other number as has been approved by the Board and the Principal Purchasers pursuant to Section 2.

(c) Subject to Section 3(a), from and after the Closing Date, the Company shall cause:

(i) one (1) individual designated by Oracle (such director designated by Oracle, an “Oracle Designee”) to be nominated by the Company to serve on the Board for so long as Oracle has beneficial ownership of Shares, Warrants or Warrant Shares, in the aggregate, in an amount equal to at least fifty percent (50%) of the Shares and Warrants, in the aggregate, issued to Oracle on the Closing Date; and

(ii) one (1) individual designated by Schuler (such director designated by Schuler, a “Schuler Designee”) to be nominated by the Company to serve on the Board for so long as Schuler has beneficial ownership of Shares, Warrants or Warrant Shares, in the aggregate, in an amount equal to at least fifty percent (50%) of the Shares and Warrants, in the aggregate, issued to Schuler on the Closing Date.

In the event either Oracle or Schuler no longer have beneficial ownership of Common Stock in the amounts set forth in clauses (i) and (ii) of this Section 3(c), the Company may cause the Oracle Designee or Schuler Designee, as the case may be, to be replaced with nominees acceptable to the Company.

(d) The Purchaser Designees shall, when up for election, subject to the terms hereof and applicable law, be the Company’s nominees to serve on the Board and the Company shall solicit proxies for the Purchaser Designees to the same extent as it would for any of its other nominees to the Board. The Company’s proxy statement for the election of directors shall include the Purchaser Designees and the recommendation of the Board in favor of election of the Purchaser Designees.

(e) For so long as such membership does not conflict with any applicable law or regulation or listing requirement of Nasdaq or other securities exchange on which the Common Stock is listed for trading (as determined in good faith by the Board), the Purchaser Designees shall be entitled to serve as members of, or observers to, at such Purchaser Designee’s election, committees of the Board.

(f) Oracle or Schuler may at any time request its Purchaser Designee to resign, with or without cause. Any vacancy caused by the resignation of Purchaser Designees shall only be filled with another Purchaser Designee of the applicable Purchaser. Any vacancy created by any removal of a Purchaser Designee or an election of the Purchasers to defer appointing one or more Purchaser Designees shall also only be filled with another Purchaser Designee of the applicable Purchaser. The Company shall not take any action to remove any Purchaser Designee or fill a vacancy reserved for a Purchaser Designee in each case without the consent of the applicable Purchaser unless and until the applicable Purchaser is no longer entitled to a Purchase Designee in accordance with Sections 3(c)(i) and 3(c)(ii) above.

(g) In addition to any other indemnification rights the Purchaser Designees have pursuant to the Transaction Documents and the Company’s Certificate of Incorporation and Bylaws, each such Purchaser Designee that serves on the Board shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement, in a form reasonably satisfactory to the Purchaser Designees, concurrent with such Purchaser Designee becoming a member of the Board. The Company shall maintain director and officer insurance covering the Purchaser Designees on the same terms and with the same amount of coverage as is provided to other members of the Board. The Company shall reimburse the reasonable expenses incurred by the Purchaser Designees in connection with attending (whether in person or telephonically) all meetings of the Board or committees thereof or other Company related meetings to the same extent as all other members of the Board are reimbursed for such expenses (or, in case any such expense reimbursement policy shall apply only to non-employee directors, to the same extent as all other non-employee directors). The Purchaser Designees shall be entitled to the same compensation for service on the Board, including, without limitation, cash fees, stock options, deferred share units, restricted stock and other equity and equity-related awards, as is provided to other non-employee directors.

(h) The Company and the Purchasers shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Closing Date that the Company’s Certificate of Incorporation and Bylaws are not inconsistent with the provisions of this Agreement and the Transaction Documents or the transactions contemplated hereby or thereby.

4. Participation Rights.

(a) If the Company at any time or from time to time makes a Qualified Equity Offering, each of the Substantial Purchasers shall for so long as such Substantial Purchaser has beneficial ownership of Shares, Warrants or Warrant Shares, in the aggregate, in an amount equal to at least fifty percent (50%) of the Shares and Warrants, in the aggregate, issued to such Substantial Purchaser on the Closing Date, be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such securities are proposed to be offered to others, in the aggregate up to the amount of New Shares required to enable it to maintain its Purchaser Percentage Interest determined immediately prior to the Qualified Equity Offering as specified herein.

(b) (i) In the event the Company intends to make a Qualified Equity Offering that is an underwritten public offering or a private offering of convertible notes or convertible preferred shares made to financial institutions for resale, no later than three (3) Business Days after the initial filing of a registration statement with the SEC or filing of a prospectus under applicable securities laws, as the case may be, with respect to such underwritten public offering or the commencement of marketing with respect to such Qualified Equity Offering, the Company shall give each Substantial Purchaser written notice of its intention (including, in the case of a public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering) describing, to the extent then known, the anticipated amount of securities, range of prices, timing and other material terms of such offering. Each Substantial Purchaser shall have five (5) Business Days from the date of receipt of any such notice (except in the case of a bought deal or overnight marketed offering, in which case each Substantial Purchaser shall have one (1) Business Day from the date of receipt of any such notice) to notify the Company in writing that it intends to exercise such purchase rights and as to the amount of New Shares such Substantial Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4(a) (the “Designated Shares”). Such notice shall constitute a non-binding indication of interest of such Substantial Purchaser to purchase the Designated Shares so specified at the range of prices and other terms set forth in the Company’s notice to it. The failure of a Substantial Purchaser to respond during such five (5) Business Day period (or one (1) Business Day in the case of a bought deal or overnight marketed offering) shall, solely with respect to the Substantial Purchaser who fails to respond, constitute a waiver of the participation rights only in respect of such offering.

(ii) If the Company proposes to make a Qualified Equity Offering that is not an underwritten public offering or a private offering of convertible notes or convertible preferred stock made to financial institutions for resale (a “Private Placement”), the Company shall give each Substantial Purchaser written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. Each Substantial Purchaser shall have five (5) Business Days from the date of receipt of the notice required by the immediately preceding sentence to notify the Company in writing that it intends to exercise such purchase rights and as to the amount of Designated Shares such Substantial Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4(a). Such notice shall constitute the binding agreement of such Substantial Purchaser to purchase the amount of Designated Shares so specified (or a proportionately lesser amount if the amount of New Shares to be offered in such Private Placement is subsequently reduced) upon the price and other terms set forth in the Company’s notice to such Substantial Purchaser. The failure of a Substantial Purchaser to respond during the five (5) Business Day period referred to in the second preceding sentence shall, solely with respect to the Substantial Purchaser who fails to respond, constitute a waiver of the rights in respect of such offering only.

(c) (i) If a Substantial Purchaser exercises its purchase rights provided in Section 4(b)(ii), the closing of the purchase of the New Shares with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and such Substantial Purchaser shall agree in writing; provided that the actual amount of Designated Shares to be sold to such Substantial Purchaser pursuant to its exercise of rights hereunder shall be reduced if the aggregate amount of New Shares sold in the Private Placement is reduced and, at the option of such Substantial Purchaser (to be exercised by delivery of written notice to the Company within five (5) Business Days of receipt of notice of such increase), shall be increased if such aggregate amount of New Shares sold in the Private Placement is increased. In connection with its purchase of Designated Shares, each Substantial Purchaser shall execute an instrument in form and substance reasonably satisfactory to the Company containing representations, warranties and agreements of the Substantial Purchaser that are customary for such private placement transactions.

(ii) If a Substantial Purchaser exercises its purchase rights provided in Section 4(b)(i), the Company shall offer such Substantial Purchaser, if such offering is consummated, the Designated Shares (as adjusted to reflect the actual size of such offering when priced) at the same price as the New Shares are offered to the underwriters or initial purchasers and shall provide written notice of such price to the Substantial Purchaser as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such offering, such Substantial Purchaser shall enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging such Substantial Purchaser’s binding obligation to purchase the Designated Shares to be acquired by it and containing representations, warranties and agreements of such Substantial Purchaser that are customary in such transactions. Any offers and sales pursuant to this Section 4 in the context of a public offering shall also be conditioned on reasonably acceptable representations and warranties of such Substantial Purchaser regarding its status as the type of offeree to whom a private sale can be made concurrently with a public offering in compliance with applicable securities laws.

(d) In the event a Substantial Purchaser fails to exercise its purchase rights provided in this Section 4 within the applicable five (5) Business Day period or, if so exercised, a Substantial Purchaser does not consummate such purchase within the applicable period, the Company shall thereafter be entitled enter into an agreement to sell the New Shares not purchased pursuant to this Section 4 at the price and on the terms offered to the Substantial Purchasers within 90 days after the conclusion of the applicable period without having to offer such New Shares to the Substantial Purchasers in accordance with this Section 4.

(e) The Company and each Substantial Purchaser shall cooperate in good faith to facilitate the exercise of the Substantial Purchaser’s rights hereunder, including securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities.

5. Registration Rights.

5.1 Shelf Registration.

(a) Registration Statements. Promptly following the Closing Date but no later than sixty (60) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall include the aggregate amount of Registrable Securities (including the Shares and Warrant Shares (as defined in the Purchase Agreement)) to be registered therein and the intended methods of distribution thereof, subject to the limitations of Form S-3. To the extent the rules and regulations of the Commission do not permit such Shelf Registration Statement to include all of the Registrable Securities, the Company shall use its best efforts to register the maximum amount permitted by the Commission and the Registrable Securities required to be omitted from such Registration Statement shall be determined in the sole discretion of the Principal Purchasers.

(b) Effectiveness.

(i) The Company shall use reasonable best efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Purchaser in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of a Purchaser) disclose to such Purchaser any material non-public information giving rise to an Allowed Delay, (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(c) Shelf Take-Downs. An underwritten offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (a “Shelf Take-Down”) may be initiated by a Principal Purchaser who is a Participating Holder (an “Initiating Shelf Take-Down Holder”). Upon written request to the Company, the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. The Company shall send to each Participating Holder in the Shelf Registration Statement written notice of such Shelf Take-Down and, if within 5 days after the date of such notice, any such Participating Holder shall so request in writing, the Company shall include in such Shelf Take-Down all or any part of the Registrable Securities such Participating Holder requests to be included, subject to Section 5.6(a)(ii), it being understood the Company shall not be responsible for any underwriting discounts or commissions in connection with any Shelf Take-Down.

5.2 Piggyback Registrations. If the Company determines to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others of any of its Common Stock at any time prior to May 13, 2018 or until such earlier date that no Registrable Securities are outstanding, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within 15 days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered, subject to Section 5.6(b)(ii).

5.3 Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company other than underwriting discounts or commissions deducted from the proceeds in respect of any Registrable Securities, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority and, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 (or any successor provision) and of its counsel (except as otherwise set forth herein), (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable fees and disbursements of one legal counsel for the Participating Holders, as selected by the Principal Purchasers, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the

Company in connection with any registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xi) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging and (xii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

5.4 Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Holders and their respective counsel and (y) except in the case of a registration under Section 5.2, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Holders or the underwriters, if any, shall reasonably object;

(b) as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act;

(c) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be (y) reasonably requested by any Participating Holder or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(f) promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(g) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(h) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(i) on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by this Agreement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(j) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(k) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(l) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(m) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Purchasers or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(n) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(o) in the case of an underwritten offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating

Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing under the underwriting agreement;

(p) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(q) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(r) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s) use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted;

(t) the Company shall make available, during normal business hours, for inspection and review by the Purchasers, advisors to and representatives of the Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), all financial and other records, all SEC Reports (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; and

(u) with a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

5.5 Obligations of the Purchasers.

(a) Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement.

(b) Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 5.1(b)(ii) the happening of an event pursuant to Section 5.4(d) and Section 5.4(e) hereof, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made.

5.6 Underwriting.

(a) Shelf Registrations.

(i) If the Initiating Shelf Take-Down Holder so requests, an offering of Registrable Securities shall be in the form of an underwritten offering, and such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer the offering. In the case of an underwritten offering under Section 5.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Initiating Shelf Take-Down Holder.

(ii) If the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a Shelf Take-Down advise the Board in writing that, in its or their opinion, the number of securities requested to be included in such Shelf Take-Down exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Shelf Take-Down (i) first, shall be allocated pro rata among the Participating Holders that have requested to participate in such Shelf Take-Down based on the relative number of Registrable Securities requested by each Participating Holder to be included in such Shelf Take-Down and (ii) second, and only if all the securities referred to in clause (i) have been included in such Shelf Take-Down, the number of securities that the Company proposes to include in such Shelf Take-Down that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

(iii) If requested by the underwriters for any underwritten offering requested by an Initiating Shelf Take-Down Holder under Section 5.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Initiating Shelf Take-Down Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including customary indemnities.

(b) Piggyback Registrations.

(i) If the Company proposes to register any of its Common Stock under the Securities Act as contemplated by Section 5.2 and such securities are to be distributed in an underwritten offering through one or more underwriters, the Company shall, if requested by any Holders pursuant to Section 5.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such registration all the Registrable Securities to be offered and sold by such Holders among the securities of the Company to be distributed by such underwriters in such registration.

(ii) If the managing underwriter or underwriters of any proposed underwritten offering including Registrable Securities pursuant to Section 5.2 informs the Company and each Participating Holder that, in its or their opinion, the number of securities which the Participating Holders intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be (i) first, 100% of the securities that the Company and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such registration, which such number shall be allocated pro rata among the Participating Holders that have requested to participate in such registration based on the relative number of Registrable Securities requested by each Participating Holder to be included in such underwritten offering.

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 5.6(a)(ii) and Section 5.6(b)(ii) above, no Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and all applicable securities laws. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such underwritten offering.

(d) Clear Market. With respect to any underwritten offerings, the Company agrees not to, and shall not be obligated to, effect any public sale or distribution, or to file any Registration Statement covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering (or such lesser period that the managing underwriters in any underwritten offering permit). Notwithstanding the foregoing, the Company may effect the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

5.7 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration

Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any “Blue Sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser’s behalf and will reimburse such Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Purchasers. Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 5 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnifying company, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

6. Restrictions on Transfer. Each Purchaser agrees that it will not, without the prior written consent of the Company, directly or indirectly, offer for sale, pledge, hypothecate, encumber, borrow, lend, sell, contract to sell, make any short sale, establish a “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, in each case to any Person who is not an Affiliate of such Purchaser, any Shares, Warrants or Warrant Shares, on or prior to May 13, 2014. Each Holder acknowledges and agrees that any sale or other transfer or disposition of any Common Stock or Warrants in violation of this Section 6 will be null and void. Notwithstanding the foregoing, this Section 6 will automatically terminate and be of no further force and effect upon the earliest of (i) a Change of Control or Insolvency Event or (ii) the date of a breach by the Company of any term or condition of the Transaction Documents where the Company does not cure such breach within ten (10) days after written notice of such breach from one or more of the Purchasers.

7. Miscellaneous.

7.1 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.2 Successors and Assigns. Subject to Section 6, except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto (other than the rights of any Holder under Sections 2, 3 or 4 hereof, which shall not be assignable and shall not inure to the benefit of any successor or assign of a Holder). The Company may not assign its rights or obligations hereunder except with the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons permitted under the Purchase Agreement, except as specified above.

7.3 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

7.4 Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 7.3 of the Purchase Agreement.

7.5 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6 Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

7.9 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

7.10 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

7.11 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

7.12 Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

7.13 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

VERMILLION, INC.

By:	/s/ Thomas McLain
Name: Thomas McLain
Title: President and CEO

ORACLE PARTNERS, LP

By:	/s/ Aileen Wiate
Name: Aileen Wiate
Title: Chief Financial Officer

[Signature Page to Stockholders Agreement]

ORACLE TEN FUND MASTER, LP

By:	/s/ Aileen Wiate
Name: Aileen Wiate
Title: Chief Financial Officer

[Signature Page to Stockholders Agreement]

FEINBERG FAMILY TRUST

By:	/s/ Adam Usdan
Name: Adam Usdan
Title: Trustee

[Signature Page to Stockholders Agreement]

/s/ Michael Gordon
Name:	Michael Gordon

[Signature Page to Stockholders Agreement]

/s/ Lawrence Mehren
Name: Lawrence Mehren

[Signature Page to Stockholders Agreement]

JOHN PATIENCE TRUST

By:	/s/ John Patience
Name: John Patience
Title: Trustee

[Signature Page to Stockholders Agreement]

/s/ Matthew Strobeck
Name: Matthew Strobeck

[Signature Page to Stockholders Agreement]

/s/ Jack W. Schuler
Name: Jack W. Schuler

[Signature Page to Stockholders Agreement]

TINO HANS SCHULER TRUST

By:	/s/ H. George Schuler
Name: H. George Schuler
Title: Trustee

[Signature Page to Stockholders Agreement]

TANYA EVE SCHULER TRUST

By:	/s/ H. George Schuler
Name: H. George Schuler
Title: Trustee

[Signature Page to Stockholders Agreement]

THERESE HEIDI SCHULER TRUST

By:	/s/ H. George Schuler
Name: H. George Schuler
Title: Trustee

[Signature Page to Stockholders Agreement]

THE SEAMARK FUND L.P.

By:	/s/ John D. Fraser
Name: John D. Fraser
Title: Managing Partner,
Seamark Capital, LP, GP,
Seamark Fund, L.P.

[Signature Page to Stockholders Agreement]